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Exhibit 10.1

SECOND AMENDMENT

        THIS SECOND AMENDMENT (this "Amendment") dated as of May 12, 2005 is to the Amended and Restated Credit Agreement (as previously amended, the "Credit Agreement") dated as of July 21, 2004 among TETRA TECH, INC. (the "Company"), various financial institutions and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined therein.

        WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth below;

        NOW THEREFORE, the parties hereto agree as follows:

        SECTION 1    AMENDMENTS.    Effective on the Amendment Effective Date (as defined below), the Credit Agreement shall be amended as set forth below.

        1.1    Addition of Definitions.    The following definitions are added to Section 1.1 in proper alphabetical sequence:

          Incorporated Provision—see Section 14.16.

          More Favorable Lending Agreement—see Section 14.16.

        1.2    Amendments of Definitions.    The definitions of "Adjusted EBITDA", "Commitment Amount" and "Percentage" in Section 1.1 are amended in their entirety to read as follows, respectively:

          Adjusted EBITDA means, for any period, the sum of Adjusted Consolidated Net Income for such period, plus, to the extent deducted in determining such Adjusted Consolidated Net Income, (x) federal, state, local and foreign income, value added and similar taxes, (y) Interest Expense and (z) depreciation and amortization expense; provided that Adjusted EBITDA shall be calculated on a pro forma basis (in accordance with Article 11 of Regulation S-X of the SEC) giving effect to (a) any acquisition made by the Company or any Subsidiary during such period so long as, and to the extent that, (i) the Company delivers to the Administrative Agent (which shall promptly deliver to each Bank) a summary in reasonable detail of the assumptions underlying, and the calculations made, in computing Adjusted EBITDA on a pro forma basis and (ii) the Required Banks do not object to such assumptions and/or calculations within 10 Business Days after receipt thereof; and (b) any divestiture of a Subsidiary, division or other operating unit made during such period. If the Company or any Subsidiary makes any acquisition of a Person or assets which would result in a negative adjustment to Adjusted EBITDA for any period, the Company shall, upon request of the Required Banks, deliver the information required pursuant to clause (a)(i) of the preceding sentence so that the calculation of Adjusted EBITDA will give effect to such acquisition. Notwithstanding any other provision of this Agreement, (A) Adjusted EBITDA for the Computation Period ending July 3, 2005 shall be equal to Adjusted EBITDA for the Fiscal Quarter ending on such date multiplied by four; (B) Adjusted EBITDA for the Computation Period ending October 2, 2005 shall be equal to Adjusted EBITDA for period of two consecutive Fiscal Quarters ending on such date multiplied by two; and (C) Adjusted EBITDA for the Computation Period ending January 1, 2006 shall be equal to Adjusted EBITDA for the period of three consecutive quarters ending on such date multiplied by 1 1/3.

          Commitment Amount means $150,000,000, as reduced from time to time pursuant to Section 6.1.

        1.3    Deletion of Definition.    The definition of "Utilization Fee" is deleted from Section 1.1.

        1.4    Elimination of Utilization Fee.    Section 5.3 is amended in its entirety to read as follows: "5.3 [Intentionally deleted.].

        1.5    Section 10.1.2.    Section 10.1.2 is amended in its entirety to read as follows:

          10.1.2    Interim Reports.    (a) Promptly when available, and in any event not later than the earlier of (i) 45 days after the end of any Fiscal Quarter (except the last Fiscal Quarter of any Fiscal Year and (ii) one Business Day after the date required to be filed with the SEC), a consolidated balance sheet of the Company as of the end of such Fiscal Quarter and consolidated statements of operations and cash flows for such Fiscal Quarter and for the period beginning with the first day of the applicable Fiscal Year and ending on the last day of such Fiscal Quarter.

          (b)   Promptly when available and in any event not later than 30 days after the last day of each fiscal month (except the last month of any Fiscal Quarter), beginning with the first fiscal month ending after July 3, 2005 and continuing through the second fiscal month of the second Fiscal Quarter of Fiscal Year 2006 (provided that if and so long as the Note Purchase Agreement requires the delivery of such information after such date, such information shall continue to be concurrently furnished hereunder), a consolidated balance sheet of the Company as of the end of such fiscal month, consolidated statements of operations for such month and for the period beginning with the first day of the applicable Fiscal Year and ending on the last day of such fiscal month and a consolidated statement of cash flow for the period beginning with the first day of the applicable Fiscal Year and ending on the last day of such fiscal month.

          (c)   Each set of financial statements delivered pursuant to clause (a) above shall be accompanied by a certificate of the chief executive officer or the chief financial officer of the Company certifying that such financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Company and its Subsidiaries as of the dates and periods indicated, subject to changes resulting from normal year-end adjustments.

        1.6    Compliance Certificates.    Section 10.1.3 is amended by (a) deleting the word "and" immediately prior to clause (b); and (b) inserting the following immediately prior to the period at the end thereof:

  ; (c) a summary of the accounts receivable of the Company and its Subsidiaries (including a list of the 10 customers with the largest receivable balances); and (d) a list of bonded jobs of the Company and its Subsidiaries with a value in excess of $1,000,000 (and specifying any related billed and unbilled receivables with respect to such jobs), in each case as of the end of the applicable Fiscal Quarter.

        1.7    Field Examination.    Section 10.2 is amended by adding the following sentence at the end thereof:

  Without limiting the foregoing, the Company agrees that it will, and will cause each Subsidiary to, take such actions as the Administrative Agent may reasonably request to facilitate completion of a field examination of the accounts receivable of the Company and its Subsidiaries (other than Excluded Subsidiaries) not later than 60 days after the effectiveness of the Second Amendment to this Agreement.

        1.8    Financial Covenants.    Sections 10.6.1, 10.6.2, 10.6.3 and 10.6.4 are amended in their entirety to read as follows, respectively:

          10.6.1    Minimum Net Worth.    Not permit Net Worth at any time to be less than the sum of (a) $245,000,000, (b) 50% of the sum of Consolidated Net Income for each Fiscal Quarter, beginning with the Fiscal Quarter ending July 3, 2005 and ending with the most recently-ended Fiscal Quarter for which the Company has delivered financial statements (provided that if Consolidated Net Income is less than zero for any Fiscal Quarter, for purposes of this Section 10.6.1 Consolidated Net Income will be deemed to be zero for such Fiscal Quarter) and

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  (c) 100% of the Net Cash Proceeds of any equity issued by the Company or any Subsidiary (on a consolidated basis) after April 3, 2005.

          10.6.2    Fixed Charge Coverage Ratio.    Not permit the ratio of (i) Adjusted EBITDA less Capital Expenditures for any Computation Period to (ii) Interest Expense plus all income taxes (including any franchise tax and any other tax based upon gross or net income or receipts) paid by the Company and its Subsidiaries plus all required payments of principal of Debt of the Company and its Subsidiaries, in each case during such Computation Period (and determined on a consolidated basis), to be less than (a) 1.05 to 1 for the Computation Period ending on April 2, 2006, (b) 1.10 for any Computation Period ending on or after July 2, 2006 through June 29, 2008, (c) 1.15 to 1 for any Computation Period ending on September 28, 2008; or (d) 1.25 to 1 for any Computation Period ending on or after December 28, 2008. For the avoidance of doubt, the ratio described in this Section 10.6.2 shall not be measured prior to the Computation Period ending on April 2, 2006.

          10.6.3    Adjusted Leverage Ratio.    Not permit the Adjusted Leverage Ratio to be greater than (a) 2.75 to 1 as of the last day of any Computation Period ending before April 2, 2006; (b) 2.50 to 1 as of the last day of the Computation Period ending on April 2, 2006; and (c) 2.25 to 1 as of the last day of any Computation Period ending on or after July 2, 2006.

          10.6.4    Minimum Adjusted EBITDA.    Not permit Adjusted EBITDA to be less than (a) $13,000,000 for the Fiscal Quarter ending July 3, 2005; (b) $28,000,000 for the period of two consecutive Fiscal Quarters ending October 2, 2005; (c) $45,000,000 for the period of three consecutive Fiscal Quarters ending January 1, 2006; (d) $64,000,000 for the Computation Period ending April 2, 2006; or (d) $70,000,000 for any Computation Period ending thereafter.

        1.9    Limitation on Other Debt.    Section 10.7(k) is amended by deleting the amount "$20,000,000" therein and substituting the amount "$10,000,000" therefor.

        1.10    Stock Repurchases.    Section 10.10(f)(ii) is amended in its entirety to read as follows:

  (ii) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom and, after giving effect thereto (and any incurrence of Debt in connection therewith), the Adjusted Leverage Ratio will be less than 1.75 to 1, the Company may, at any time after April 2, 2006, repurchase shares of its capital stock for immediate retirement in an aggregate amount, for all such repurchases during the term of this Agreement, not to exceed 10.0% of Net Worth (measured as of the end of the Fiscal Quarter immediately preceding any such purchase).

        1.11    Limitation on Acquisitions.    The proviso to clause (c) of Section 10.11 is amended by (a) renumbering clause (v) to be clause (vi); and (b) deleting the existing clause (iv) and substituting the following clauses (iv) and (v) therefor:

  (iv) the aggregate consideration (including assumed debt and stock of the Company) for any one acquisition or series of related acquisitions shall not exceed (A) during the period beginning April 3, 2005 and continuing through April 2, 2006, $5,000,000; and (B) thereafter, $50,000,000; (v) if such acquisition is made after April 2, 2006, then the Company's Adjusted Leverage Ratio shall have been less than 1.75 to 1 as of the last day of the most recently ended Fiscal Quarter for which financial statements are available pursuant to Section 10.1.2.

        1.12    Asset Dispositions.    Clause (b)(ii) in Section 10.12 is amended in its entirety to read as follows:

  (ii) after giving effect to any disposition pursuant to this clause (b), the aggregate fair market value of all assets disposed of pursuant to this clause (b) shall not exceed (x) at any time during the period from the Effective Date to the Termination Date, 2.5% of the consolidated total assets of

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  the Company as of the end of the most recent Fiscal Year and (y) during the current Fiscal Year, $10,000,000.

        1.13    Additional Collateral.    Section 10.14 is amended in its entirety to read as follows:

          10.14    Further Assurances.    Take, and cause each Subsidiary to take, such actions as are necessary, or as the Administrative Agent (or the Required Banks acting through the Administrative Agent) or the Collateral Agent may reasonably request, from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, control agreements, financing statements and other documents, the filing or recording of any of the foregoing, the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession, the execution and delivery of appropriate stock powers or other transfer instruments and the delivery of appropriate legal opinions with respect to any of the foregoing) to ensure that (i) the obligations of the Company hereunder and under the other Loan Documents are (x) secured by all account receivables of the Company, all equity interests in Subsidiaries owned by the Company and all of the Company's cash, deposit accounts, investment property and financial assets and all proceeds of the foregoing and (y) unconditionally guaranteed by all Subsidiaries (including, promptly upon the acquisition or creation thereof, any Subsidiary acquired or created after the date hereof) by execution of a counterpart of the Guaranty; and (ii) the obligations of each Subsidiary under the Guaranty are secured by all account receivables of such Subsidiary, all equity interests in other Subsidiaries owned by such Subsidiary and all of such Subsidiary's cash, deposit accounts, investment property and financial assets and all proceeds of the foregoing; provided that unless the Required Banks otherwise request in writing, (a) no Foreign Corporation (as defined below) or Excluded Subsidiary shall be required to execute the Guaranty, pledge any equity interest or grant a security interest in any property; and (b) neither the Company nor any other Subsidiary shall be required to pledge more than 65% of the stock of any Foreign Corporation. For purposes of the foregoing, (A) a "Foreign Corporation" is any corporate Subsidiary which is incorporated in a jurisdiction other than, and does substantially all of its business outside of, the United States; and (B) the terms "investment property" and "financial assets" shall have the respective meanings given to them in any applicable Uniform Commercial Code.

        1.14    Quarterly Conference Call.    Section 10 is amended by adding the following Section 10.23 in proper numerical sequence:

          10.23    Quarterly Conference Call.    Within 45 days following the end of each Fiscal Quarter, beginning with the Fiscal Quarter ending July 3, 2005 and continuing through the Fiscal Quarter ending April 2, 2006, the Company, in consultation with the Administrative Agent, shall arrange a conference call with the Banks during which senior officers of the Company shall review the consolidated financial and operating results of the Company for such Fiscal Quarter and such other information regarding the financial condition, operations, business, assets or prospects of the Company and its Subsidiaries as any Bank, through the Administrative Agent, may reasonably request.

        1.15    Conditions Precedent.    Section 11 is amended by (a) amending the caption of Section 11.2 in its entirety to read as follows: "Conditions to All Credit Extensions"; and (b) adding the following Section 11.3 in proper numerical sequence:

          11.3    Condition to Certain Credit Extensions.    The obligation of each Bank to make any Loan and of the Issuing Bank to issue any Letter of Credit, in each case after April 3, 2005, is subject to the condition precedent that, after giving effect to the making of such Loan or the issuance of such Letter of Credit, the Total Outstandings will not exceed the Maximum Availability Amount (as defined below). For purposes of the foregoing, "Maximum Availability Amount"

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  means, at any time, $125,000,000 or such greater amount (not exceeding the Commitment Amount) as has been approved by the Required Banks.

        1.16    Material Obligations Default.    Section 12.1.3 is amended by deleting the parenthetical clause "(other than an Excluded Subsidiary)" the second time it appears in such Section.

        1.17    Covenant Defaults.    Clause (a) of Section 12.1.5 is amended in its entirety read as follows:

  (a) Failure by the Company to comply with or to perform any covenant set forth in Section 10.5 through 10.17 or 10.19 through 10.21; or

        1.18    Incorporated Provision Default.    Section 12 is amended by adding the following Section 12.1.12 in proper numerical sequence:

          12.1.12    Incorporated Provision Default.    The Company shall fail to comply with or to perform any covenant incorporated herein pursuant to Section 14.16 and such failure shall continue beyond any applicable grace period specified in the applicable More Favorable Lending Agreement; or any event shall occur or condition shall exist that (subject to the giving of any notice and/or the lapse of any applicable grace period specified in the applicable More Favorable Lending Agreement) constitutes an event of default under any provision of any More Favorable Lending Agreement incorporated herein pursuant to Section 14.16.

        1.19    Most Favored Lender Provision.    Section 14 is amended by adding the following Section 14.16 in proper numerical sequence:

          14.16    Most Favored Lending Status.    If at any time the Company or any Subsidiary is a party to any agreement, instrument or other document (excluding the Note Purchase Agreement as in effect on the date hereof) relating to Indebtedness of the Company or such Subsidiary (any such agreement, instrument or other document, a "More Favorable Lending Agreement"), which agreement, instrument or other document includes any covenant (whether affirmative or negative and whether maintenance or incurrence) or event of default (excluding any customary covenant or default relating to collateral contained in any agreement, instrument or document secured by Liens permitted by Section 10.8(c), (d), (h) or (j)) that is more restrictive than the provisions of this Agreement or that is not provided for in this Agreement (any such covenant or event of default, a "More Favorable Provision"), then the Company shall promptly, and in any event within five Business Days after becoming party to such More Favorable Lending Agreement (or within five Business Days of obtaining knowledge of such More Favorable Lending Agreement), notify the Administrative Agent (which shall promptly advise each Bank) of such More Favorable Lending Agreement. Such notice shall include a verbatim statement of each More Favorable Provision in such More Favorable Lending Agreement. Thereupon, unless waived in writing by the Required Banks within five Business Days after the Administrative Agent's receipt of such notice, each such More Favorable Provision shall be deemed incorporated by reference in this Agreement as if set forth fully herein, mutatis mutandis, effective as of the date when such More Favorable Provision became effective under such More Favorable Lending Agreement (any More Favorable Provision incorporated herein, an "Incorporated Provision"). No Incorporated Provision may be waived, amended or modified without the written consent of the Required Banks. Thereafter, upon the request of the Required Banks, the Company and the Required Banks shall enter into an amendment to this Agreement evidencing the incorporation of such Incorporated Provision substantially as provided for in such More Favorable Lending Agreement; provided that no such amendment shall in any way be required to make any Incorporated Provision effective. Each Incorporated Provision shall (i) remain unchanged herein notwithstanding any subsequent waiver, amendment or other modification of the More Favorable Lending Agreement giving rise to such Incorporated Provision (except to the extent that an amendment or other modification results in a such provision being more restrictive than such Incorporated Provision, in which case such

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  Incorporated Provision shall be amended or modified to become equally restrictive) and (ii) be deemed deleted from this Agreement at such time as the applicable More Favorable Lending Agreement is fully terminated and no amounts are outstanding thereunder so long as, at the time of such termination, no Event of Default or Unmatured Event of Default exists.

        1.20    Pricing Schedule.    Schedule 1.1 is amended in its entirety by substituting Schedule 1.1 hereto therefor.

        1.21    Schedule of Commitments and Percentages.    Schedule 2.1 is amended in its entirety by substituting Schedule 2.1 hereto therefor.

        SECTION 2    REPRESENTATIONS AND WARRANTIES.    The Company represents and warrants to the Administrative Agent and the Banks that (a) each warranty set forth in Section 9 of the Credit Agreement is (or after giving effect hereto will be) true and correct as if made on the date hereof, (b) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the "Amended Credit Agreement") (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Company or any Subsidiary or of any indenture, loan agreement or other material contract, or any judgment, order or decree, which is binding upon the Company or any Subsidiary, and (c) this Amendment and the Amended Credit Agreement are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor's rights or by general principles of equity.

        SECTION 3    EFFECTIVENESS.    The amendments set forth in Section 1 shall become effective, as of the day and year first above written, on the date that the Administrative Agent has received each of the following (the "Amendment Effective Date"): (a) counterparts of this Amendment signed by the Company and the Required Banks; (b) a Confirmation, substantially in the form of Exhibit A hereto, signed by the Company and each Guarantor; (c) a Second Amended and Restated Security Agreement, substantially in the form of Exhibit B hereto, signed by the Company and each Guarantor; (d) evidence that the requisite holders of the notes under the Note Purchase Agreement have entered into an amendment consistent herewith and otherwise in form and substance reasonably satisfactory to the Administrative Agent; (e) an opinion of counsel to the Company substantially in the form of Exhibit C hereto; (f) confirmation that the Company has paid all amounts payable pursuant to Section 4.6 (to the extent then billed); and (g) an amendment fee for the account of each Bank that delivers a signed counterpart hereof to the Administrative Agent no later than 3 p.m., Chicago time, on May 12, 2005, such fee to be equal to 0.250% of the amount of such Bank's Commitment (after giving effect hereto).

        SECTION 4    MISCELLANEOUS.

        4.1    Continuing Effectiveness, etc.    As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

        4.2    Counterparts.    This Amendment may be signed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Second Amendment. A counterpart hereof (or a signature page hereto) delivered by facsimile shall be effective as delivery of an original signed counterpart.

        4.3    Governing Law.    This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

        4.4    Successors and Assigns.    This Amendment shall be binding upon the Company, the Administrative Agent and the Banks and their respective successors and assigns and shall inure to the

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benefit of the Company, the Administrative Agent and the Banks and the successors and assigns of the Administrative Agent and the Banks.

        4.5    Severability.    Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

        4.6    Expenses.    The Company agrees to pay the reasonable costs and expenses of the Administrative Agent and the Collateral Agent (including reasonable attorneys' fees and charges) in connection with the preparation, execution and delivery of this Amendment and the documents contemplated hereby.

        4.7    Temporary Waiver.    The Required Banks waive through June 15, 2005 any non-compliance with Section 10.14 of the Amended Credit Agreement resulting from non-perfection of the Collateral Agent's security interest in cash, deposit accounts, investment property and financial assets so long as the Company is diligently taking such actions as are necessary, or as the Administrative Agent may reasonably request, to perfect such security interests.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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        Delivered at Chicago, Illinois, as of the day and year first above written.

TETRA TECH, INC.
By:	/s/ DAVID W. KING
Title:	Chief Financial Officer and Treasurer
BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ DAVID A. JOHANSON
Title:	Vice President
BANK OF AMERICA, N.A., as Swing Line Bank and as a Bank
By:	/s/ JENNIFER L. GERDES
Title:	Senior Vice President
U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent and as a Bank
By:	/s/ JANICE T. THEDE
Title:	Vice President
WELLS FARGO BANK, N.A. as Syndication Agent and as a Bank
By:	/s/ ROBERT LOUK
Title:	Vice President

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HARRIS TRUST AND SAVINGS BANK
By:	/s/ RICHARD A. GARCIA
Title:	Vice President
LASALLE BANK, N.A.
By:	/s/ STEVE TREPICCONE
Title:	First Vice President
UNION BANK OF CALIFORNIA
By:	/s/ PETER THOMPSON
Title:	Vice President
THE NORTHERN TRUST COMPANY
By:	/s/ JOHN E. BURDA
Title:	Vice President

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EXHIBIT A TO SECOND AMENDMENT
FORM OF CONFIRMATION

        Each of the undersigned acknowledges receipt of the foregoing Second Amendment and confirms the continuing validity and enforceability against such undersigned of each Loan Document to which such undersigned is a party.

TETRA TECH, INC.
By:
/s/ DAVID W. KING David W. King Chief Financial Officer and Treasurer

ADVANCED MANAGEMENT TECHNOLOGY, INC.
ARDAMAN & ASSOCIATES, INC.
COSENTINI ASSOCIATES, INC.
ENGINEERING MANAGEMENT CONCEPTS, INC.
EVERGREEN UTILITY CONTRACTORS, INC.
EXPERT WIRELESS SOLUTIONS, INC.
FHC, INC.
HARTMAN & ASSOCIATES, INC.
KCM, INC.
MFG, INC.
RIZZO ASSOCIATES, INC.
SCIENCES INTERNATIONAL, INC.
TETRA TECH CANADA LTD.
TETRA TECH CONSTRUCTION SERVICES, INC.
TETRA TECH CONSULTING & REMEDIATION, INC.
TETRA TECH EM INC.
TETRA TECH NUS, INC.
TETRA TECH RMC, INC.
THE THOMAS GROUP OF COMPANIES, INC.
VERTEX ENGINEERING SERVICES, INC.
WHALEN & COMPANY, INC.
WESTERN UTILITY CONTRACTORS, INC.
By:
/s/ DAVID W. KING David W. King Treasurer

GEOTRANS, INC. SCM CONSULTANTS, INC. TETRA TECH EC, INC.
By:
/s/ DAVID W. KING David W. King Assistant Treasurer

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SCHEDULE 1.1

PRICING SCHEDULE

        Effective as of April 3, 2005, the Base Rate Margin, the Eurodollar Margin, the LC Fee Rate and the Facility Fee Rate shall be determined in accordance with the table below and the other provisions of this Schedule 1.1.

	Level I	Level II	Level III	Level IV
Eurodollar Margin	1.650%	1.875%	2.075%	2.250%
Base Rate Margin	0.650%	0.875%	1.075%	1.225%
LC Fee Rate	1.650%	1.875%	2.075%	2.250%
Facility Fee Rate	0.350%	0.375%	0.425%	0.500%

        Level I applies when the Adjusted Leverage Ratio is less than 1.25 to 1.

        Level II applies when the Adjusted Leverage Ratio is equal to or greater than 1.25 to 1 but less than 1.75 to 1.

        Level III applies when the Adjusted Leverage Ratio is equal to or greater than 1.75 to 1 but less than 2.25 to 1.

        Level IV applies when the Adjusted Leverage Ratio is equal to or greater than 2.25 to 1.

        Each of the Eurodollar Margin, the Base Rate Margin, the LC Fee Rate and the Facility Fee Rate shall be adjusted, to the extent applicable, on each date on which financial statements are required to be delivered pursuant to Section 10.1.1 or 10.1.2 based on the Adjusted Leverage Ratio as of the last day of the period covered by such financial statements; provided that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the compliance certificate required by Section 10.1.3 by the due date therefor, then Level IV shall apply from such date until such financial statements and compliance certificate are delivered. Notwithstanding the foregoing, all pricing shall be based upon Level IV during the period from April 4, 2005 to the date on which the Company delivers its compliance certificate for the first Fiscal Quarter of Fiscal Year 2006 (at which time the pricing shall be adjusted, if applicable, based upon the Adjusted Leverage Ratio as of the end of such Fiscal Quarter).

SCHEDULE 2.1

BANKS AND PERCENTAGES

Bank	Amount of Commitment	Percentage
Bank of America, N.A.	$31,914,893.62	21.276595745%
Harris Trust and Savings Bank	$31,914,893.62	21.276595745%
Wells Fargo Bank, N.A.	$25,531,914.89	17.021276596%
U.S. Bank National Association	$19,148,936.17	12.765957447%
LaSalle Bank, National Association	$15,957,446.81	10.638297872%
Union Bank of California	$15,957,446.81	10.638297872%
Northern Trust	$9,574,468.08	6.382978723%

TOTALS	$150,000,000.00	100%

Exhibit B

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

        THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement") dated as of May 12, 2005 is among TETRA TECH, INC. (the "Company"), each subsidiary of the Company listed on the signature pages hereof, such other subsidiaries of the Company as from time to time become parties hereto (together with the Company, collectively the "Debtors" and individually each a "Debtor") and BANK OF AMERICA, N.A. ("Bank of America"), in its capacity as Collateral Agent (as defined below) for the Benefited Parties (as defined in the Intercreditor Agreement referred to below).

W I T N E S S E T H:

        WHEREAS, the Company, various financial institutions (together with their respective successors and assigns, the "Banks") and Bank of America, as agent for the Banks (in such capacity, the "Credit Agent"), have entered into an Amended and Restated Credit Agreement dated as of July 21, 2004 (the "Credit Agreement");

        WHEREAS, the Company has entered into a Note Purchase Agreement dated as of May 15, 2001 (the "Note Agreement"), pursuant to which certain note purchasers (the "Noteholders") purchased $92,000,000 of the Company's 7.28% Senior Secured Notes, Series A, due May 30, 2011, and $18,000,000 of the Company's 7.08% Senior Secured Notes, Series B, due May 30, 2008 (together, the "Senior Notes");

        WHEREAS, pursuant to an Amended and Restated Guaranty dated as of May 15, 2001 (the "Guaranty"), certain subsidiaries of the Company have guaranteed all obligations of the Company under the Credit Agreement, all obligations of the Company under the Note Agreement and certain other obligations of the Company;

        WHEREAS, the Credit Agent, the Noteholders and Bank of America, as collateral agent, have entered into an Intercreditor Agreement dated as of May 15, 2001 (the "Intercreditor Agreement"; capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Intercreditor Agreement), pursuant to which (i) such parties have agreed that all Benefited Obligations shall be guaranteed and secured on a pari passu basis and (ii) Bank of America shall act as collateral agent for the holders of the Benefited Obligations (in such capacity, together with any successor in such capacity, the "Collateral Agent");

        WHEREAS, the obligations of the Company in respect of the Benefited Obligations and the obligations of each other Debtor under the Guaranty are to be secured pursuant to this Agreement;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Definitions and Interpretation.    For purposes of this Agreement, (a) in addition to terms defined in the preamble and recitals above, the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Deposit Account, Financial Asset, General Intangibles, Instruments, Investment Property, Securities Account, Security, Security Entitlement and Uncertificated Security have the respective meanings assigned to such terms in the UCC (as defined below), (b) the rules of interpretation set forth in clauses (a), (c)(i) and (d) of Section 1.2 of the Credit Agreement shall apply as if set forth in full herein, mutatis mutandis, and (c) the following terms have the following meanings, respectively:

          Collateral—see Section 2.

          Default means the occurrence of any of the following events: (a) any Event of Default; (b) any event which, if it continues uncured will, with lapse of time or notice or both, constitute an Event of Default under Section 12.1.4 of the Credit Agreement, Section 11(g) or 11(h) of the Note

  Agreement or any substantially similar provision of any other Financing Agreement; or (c) any warranty of any Debtor herein is untrue or misleading in any material respect and, as a result thereof, the Collateral Agent's security interest for the benefit of the Benefited Parties in any material portion of the Collateral is not perfected or the Collateral Agent's rights and remedies with respect to any material portion of the Collateral are materially impaired or otherwise materially adversely affected.

          Liabilities means, (a) as to the Company, all Credit Obligations, all Senior Note Obligations and all other Benefited Obligations; and (b) with respect to each other Debtor, all obligations of such Debtor under the Guaranty.

          Permitted Lien means any Lien that is expressly permitted pursuant to Section 10.8 of the Credit Agreement (but excluding any Lien on any Account or on the stock of any Subsidiary of any Debtor).

          UCC means the Uniform Commercial Code as in effect from time to time in the State of Illinois.

        2.    Grant of Security Interest.    As security for the payment of all Liabilities, each Debtor hereby assigns to the Collateral Agent for the benefit of the Benefited Parties, and grants to the Collateral Agent for the benefit of the Benefited Parties a continuing security interest in, the following, whether now or hereafter existing or acquired (the "Collateral"): all of such Debtor's Accounts, Commodity Accounts, Commodity Contracts, Deposit Accounts, Financial Assets, Investment Property, money (of any jurisdiction), Securities (whether Certificated or Uncertificated Securities), Securities Accounts and Security Entitlements; all of such Debtor's General Intangibles arising out of or related to any of the foregoing; all of such Debtor's Chattel Paper and Instruments evidencing any obligation arising out of or relating to any of the foregoing; all interest of such Debtor in any goods the sale or lease of which shall have given rise to, and in all guaranties and property securing payment or performance under, any Account or other property described above; all of such Debtor's books and records relating to any of the foregoing; and all proceeds (including all insurance proceeds) of any of the foregoing.

        3.    Warranties.    Each Debtor warrants that: (i) no financing statement (other than any which may have been filed on behalf of the Collateral Agent or in connection with Permitted Liens) covering any of the Collateral is on file in any public office; (ii) such Debtor is and will be the lawful owner of all Collateral, free of all liens and claims whatsoever, other than the security interest hereunder and Permitted Liens, with full power and authority to execute and deliver this Agreement, to perform such Debtor's obligations hereunder and to subject the Collateral to the security interest hereunder; (iii) such Debtor's true legal name as registered in the jurisdiction in which such Debtor is organized or incorporated, jurisdiction of organization or incorporation, organizational identification number as designated by the jurisdiction of its organization or incorporation, chief executive office and principal place of business are as set forth on Schedule I hereto (and such Debtor has not maintained its chief executive office or principal place of business at any other location at any time after January 1, 2001 (or, in the case of any Person which becomes a Debtor after the date hereof, 135 days prior to the date such Person executes and delivers a counterpart hereof)); (iv) except as described in Schedule II, such Debtor is not now known and has not, during the five years preceding the date of execution and delivery hereof by such Debtor, been known by any trade name; and (v) except as disclosed on Schedule III hereto, during the five years preceding the date of execution and delivery hereof by such Debtor, such Debtor has not been known by any legal name different from the one set forth on the signature page of this Agreement, nor has such Debtor been the subject of any merger or other corporate reorganization.

        4.    Collections, etc.    Until such time during the existence of a Default as the Collateral Agent shall notify such Debtor of the revocation of such power and authority, each Debtor (a) will, at its own expense, endeavor to collect, as and when due, all amounts due under any of the Collateral, including the taking of such action with respect to such collection as the Collateral Agent may reasonably request or, in the absence of such request, as such Debtor may deem advisable, and (b) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral. The Collateral Agent, however, may, at any time that a Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, notify any parties obligated on any of the Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Promptly following any request of the Collateral Agent during the existence of a Default, each Debtor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder.

        Upon request by the Collateral Agent during the existence of a Default, each Debtor will establish a deposit account with the Collateral Agent (an "Assignee Deposit Account") and will forthwith, upon receipt, transmit and deliver to the Collateral Agent, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Collateral Agent) which may be received by such Debtor at any time in full or partial payment or otherwise as proceeds of any of the Collateral for deposit in the Assignee Deposit Account as security for payment of the Liabilities. Except as the Collateral Agent may otherwise consent in writing, any such items which may be so received by any Debtor will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Collateral Agent until delivery is made to the Collateral Agent.

        No Debtor shall have any right to withdraw any funds deposited in the applicable Assignee Deposit Account. The Collateral Agent may, from time to time, in its discretion, and shall upon request of the applicable Debtor made not more than once in any week, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account, toward payment of the Liabilities, whether or not then due, in such order of application as is set forth in the Intercreditor Agreement, and the Collateral Agent may, from time to time, in its discretion (subject to the terms of the Intercreditor Agreement), release all or any of such balance to the applicable Debtor.

        The Collateral Agent is authorized to endorse, in the name of the applicable Debtor, any item, howsoever received by the Collateral Agent, representing any payment on or other proceeds of any of the Collateral.

        Each Debtor hereby appoints the Collateral Agent as the attorney-in-fact for such Debtor for the purpose of carrying out the provisions of this Agreement and taking any action and executing or completing any instrument which the Collateral Agent may deem reasonably necessary or advisable to accomplish the terms hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest; provided that the Collateral Agent shall not exercise its rights as such attorney-in-fact unless a Default exists.

        5.    Certificates, Schedules and Reports.    Each Debtor will from time to time, as the Collateral Agent may request, deliver to the Collateral Agent a schedule identifying each Account of such Debtor (not previously so identified) subject to the security interest hereunder, and such additional schedules and such certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by such Debtor in full or partial payment of any of the Collateral, all to such extent as the Collateral Agent may reasonably request. Any such schedule, certificate or report shall be executed by a duly authorized officer of such Debtor and shall be in such form and detail as the Collateral Agent may specify. Any such schedule identifying any Account subject to the security interest hereunder shall be accompanied (if the Collateral Agent so requests) by a true and correct copy of the invoice evidencing such Account and by evidence of shipment or performance.

        6.    Agreements of the Debtors.    Each Debtor (a) will, upon request of the Collateral Agent, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices deemed appropriate by the Collateral Agent) and do such other acts and things (including the delivery to the Collateral Agent of all Certificated Securities and Instruments (other than checks and similar items that are deposited in the ordinary course of business)), all as the Collateral Agent may from time to time reasonably request, to establish and maintain a valid security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Liabilities (and each Debtor hereby authorizes the Collateral Agent to file any financing statement without its signature, to the extent permitted by applicable law, and/or to file a copy of this Agreement as a financing statement in any jurisdiction; (b) after the occurrence and during the continuance of any Default, will execute and file such assignment of claims forms under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, as may be necessary or desirable, or as the Collateral Agent may from time to time request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Collateral Agent hereby (free of all other liens, claims and rights of third parties whatsoever), (c) will keep, at its address shown on Schedule I hereto, its records concerning the Collateral, which records will be of such character as will enable the Collateral Agent or its designees to determine at any time the status of the Collateral, and no Debtor will, unless the Collateral Agent shall otherwise consent in writing, duplicate any such records at any other address; (d) will furnish the Collateral Agent such information concerning such Debtor, the Collateral and the Account Debtors as the Collateral Agent may from time to time reasonably request; (e) will permit the Collateral Agent and its designees, from time to time, to inspect, audit and make copies of and extracts from all records and all other papers in the possession of such Debtor pertaining to the Collateral and the Account Debtors, and will, upon request of the Collateral Agent during the existence of a Default, deliver to the Collateral Agent all of such records and papers; (f) will, upon request of the Collateral Agent, stamp on its records concerning the Collateral, and add on all Chattel Paper constituting a portion of the Collateral, a notation, in form satisfactory to the Collateral Agent, of the security interest of the Collateral Agent hereunder; (g) will not change its jurisdiction of organization or incorporation or its name, identity or corporate structure such that any financing statement filed to perfect the Collateral Agent's interest under this Agreement would become seriously misleading, unless such Debtor shall have given the Collateral Agent not less than 10 days' prior notice of such change (provided that this Section 6(g) shall not be deemed to authorize any change or transaction prohibited under the Credit Agreement); and (h) will not sell, lease, assign or create or permit to exist any lien on or security interest in any Collateral other than liens and security interests in favor of the Collateral Agent and Permitted Liens.

        7.    Remedies.    Whenever a Default exists, the Collateral Agent may from time to time exercise any rights and remedies available to it under the UCC or any other applicable law or otherwise available to it. Without limiting the foregoing, whenever a Default exists the Collateral Agent may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (a) sell any or all of the Collateral, free of all rights and claims of any Debtor therein and thereto, at any public or private sale, and (b) bid for and purchase any or all of the Collateral at any such sale. Each Debtor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Collateral Agent of any of its rights and remedies upon a Default. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed at least ten days before disposition, postage prepaid, addressed to the applicable Debtor either at its address shown on Schedule I hereto or at any other address of such Debtor appearing on the records of the Collateral Agent. Any proceeds of any of the Collateral may be applied by the Collateral Agent to the payment of expenses in connection with the Collateral, including reasonable attorneys' fees and legal expenses, and any balance of such proceeds shall be applied by the Collateral Agent toward the payment of the Liabilities in accordance with the Intercreditor Agreement.

        8.    General.    The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as any applicable Debtor requests in writing, but failure of the Collateral Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Collateral Agent to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by any Debtor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

        No delay on the part of the Collateral Agent in exercising any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing, and signed and delivered by the party to be bound thereby, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

        Each Debtor agrees to pay all expenses (including reasonable attorney's fees and legal expenses) paid or incurred by the Collateral Agent in endeavoring to collect the Liabilities of such Debtor, or any part thereof, and in enforcing this Agreement against such Debtor, and such obligations will themselves be Liabilities.

        No delay on the part of the Collateral Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Collateral Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

        This Agreement shall remain in full force and effect until all Liabilities have been paid in full and all commitments to create Liabilities have terminated. If at any time all or any part of any payment theretofore applied by the Collateral Agent or any other Benefited Party to any of the Liabilities is or must be rescinded or returned by the Collateral Agent or such other Benefited Party for any reason whatsoever (including the insolvency, bankruptcy or reorganization of any Debtor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Collateral Agent or such other Benefited Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Collateral Agent or such other Benefited Party had not been made.

        This Agreement has been delivered at Chicago, Illinois, and shall be construed in accordance with and governed by the laws of the State of Illinois applicable to contracts made and to be fully performed in its such state. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        The rights and privileges of the Collateral Agent hereunder shall inure to the benefit of its successors and assigns.

        This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. At any time after the date of this Agreement, one or more additional persons or entities may become parties hereto by executing and delivering a counterpart to the Collateral Agent of this Agreement. Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all the terms of, this Agreement. Delivery of a counterpart hereof, or a signature page hereto, by facsimile shall be effective as delivery or an original signed counterpart.

        ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FINANCING AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND OR IN ANY JURISDICTION IN WHICH A BANKRUPTCY, INSOLVENCY OR OTHER SIMILAR LEGAL OR EQUITABLE PROCEEDING IS PENDING AGAINST ANY ONE OR MORE OF THE DEBTORS. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH ON SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE COLLATERAL AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        THE DEBTORS, THE COLLATERAL AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) THE BENEFITED PARTIES HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY FINANCING AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

TETRA TECH, INC.

By:	/s/ DAVID W. KING David W. King Chief Financial Officer and Treasurer

ADVANCED MANAGEMENT TECHNOLOGY, INC.
ARDAMAN & ASSOCIATES, INC.
COSENTINI ASSOCIATES, INC.
ENGINEERING MANAGEMENT CONCEPTS, INC.
EVERGREEN UTILITY CONTRACTORS, INC.
EXPERT WIRELESS SOLUTIONS, INC.
FHC, INC.
HARTMAN & ASSOCIATES, INC.
KCM, INC.
MFG, INC.
RIZZO ASSOCIATES, INC.
SCIENCES INTERNATIONAL, INC.
TETRA TECH CANADA LTD.
TETRA TECH CONSTRUCTION SERVICES, INC.
TETRA TECH CONSULTING & REMEDIATION, INC.
TETRA TECH EM INC.
TETRA TECH NUS, INC.
TETRA TECH RMC, INC.
THE THOMAS GROUP OF COMPANIES, INC.
VERTEX ENGINEERING SERVICES, INC.
WHALEN & COMPANY, INC.
WESTERN UTILITY CONTRACTORS, INC.

By:	/s/ DAVID W. KING David W. King Treasurer

GEOTRANS, INC. SCM CONSULTANTS, INC. TETRA TECH EC, INC.

By:	/s/ DAVID W. KING David W. King Assistant Treasurer

BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ PAUL FOLINO
Name:	Paul Folino
Title:	Assistant Vice President

ADDITIONAL SIGNATURE PAGE to the Second Amended and Restated Security Agreement dated as of May 12, 2005 (the "Security Agreement") among Tetra Tech, Inc., Bank of America, N.A., as Collateral Agent, and various Subsidiaries of Tetra Tech, Inc.

The undersigned is executing a counterpart of the Security Agreement for purposes of becoming a party hereto (and attached hereto are supplemental schedules setting forth information with respect to the undersigned required to make the representations and warranties with respect to the undersigned set forth in the Security Agreement accurate as of the date hereof).

[ ]

By:

Name:
Title:

SCHEDULE I
TO SECURITY AGREEMENT

CORPORATE INFORMATION
[TO BE INSERTED]

Debtor's Federal employment identification number:

Debtor's jurisdiction of organization:

Debtor's true and correct name as registered in its jurisdiction of organization:

Debtor's organizational identification number in its jurisdiction of organization:

Debtor's chief executive office:

Debtor's principal place of business:

SCHEDULE II
TO SECURITY AGREEMENT

Tradenames
[TO BE ATTACHED]

SCHEDULE III
TO SECURITY AGREEMENT

Prior Legal Names

The following companies were merged into Tetra Tech, Inc. and were formerly known as:

Simons, Li & Associates, Inc.
IWA Engineers
C.D.C. Engineering, Inc.
Flo Engineering, Inc.

Tetra Tech EM Inc. (f/k/a PRC Environmental Management Inc.)

HSI GeoTrans, Inc. (f/k/a Hydro-Search, Inc. and GeoTrans, Inc.)

Cosentini Associates, Inc. (f/k/a L.M.W. Associates, Inc.)

MFG, Inc. (f/k/a McCulley, Frick & Gilman, Inc.)

Wahlen & Company, Inc. (CommSite Development Corporation was merged into Whalen & Company, Inc.)

Tetra Tech NUS, Inc. (f/k/a NUS Acquisition Corp. and Halliburton NUS Corporation)

Exhibit C

May 12, 2005

Bank of America, N.A., as Administrative Agent
and the Financial Institutions party to the Credit Agreement (as defined)
c/o Bank of America, N.A.
231 South LaSalle Street
Chicago, Illinois 60697

  Re:
  Tetra Tech, Inc. and certain of its Subsidiaries

Ladies and Gentlemen:

        I have acted as counsel to Tetra Tech, Inc., a Delaware corporation (the "Company"), and the subsidiaries of the Company listed on Exhibit A attached hereto (collectively the "Guarantors" and, together with the Company, each a "Loan Party" and collectively the "Loan Parties") in connection with the Second Amendment dated as of May    , 2005 (the "Second Amendment") to the Amended and Restated Credit Agreement dated as of July 21, 2004 (together with its schedules and exhibits, as previously amended, the "Credit Agreement") among the Company, the financial institutions from time to time party thereto (the "Banks"), U.S. Bank National Association, as Documentation Agent, Wells Fargo Bank, N.A., as Syndication Agent, and Bank of America, N.A., as Administrative Agent (in such capacity the "Administrative Agent"). Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

        This opinion is delivered to you pursuant to Section 3 of the Second Amendment. In connection with this opinion, I have examined and relied upon the following documents:

  (a)
  the Credit Agreement;

  (b)
  the Second Amendment;

  (c)
  the Confirmation dated May 12, 2005 issued by the Loan Parties; and

  (d)
  the Second Amended and Restated Security Agreement dated as of the date hereof among the Loan Parties and the Collateral Agent (the "Amended Security Agreement").

        The documents referred to in items (b), (c) and (d) above are called the "Amendment Documents;" the Credit Agreement as amended by the Second Amendment, the Second Amendment and the Amended Security Agreement are called the "Credit Documents."

        In addition, I have examined such other records, documents, certificates and instruments as I have deemed necessary or appropriate as a basis for the opinions expressed below. In my examination I have assumed the genuineness of all signatures (other than signatures of the officers of the Loan Parties), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion that I did not independently establish or verify, I have relied upon certificates of public officials and statements and representations of officers and other representatives of the Loan Parties.

        To the extent that the obligations of any Loan Party may be dependent upon such matters, I have assumed for purposes of this opinion that (a) each of the Administrative Agent and each Bank (each a "Lender Party") is duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (b) each Lender Party has the corporate or other organizational power and authority to execute and deliver the Second Amendment and, in the case of the Administrative Agent, the Amended Security Agreement, (c) each Lender Party has duly authorized, executed and delivered the Second Amendment and, in the case of the Administrative Agent, the Amended Security Agreement, (d) each Lender Party has the requisite corporate or other organizational power and authority to perform its obligations under each Credit Document to which it is a party, and (e) each Credit Document constitutes the legal, valid and binding obligation of each

Lender Party that is a party thereto, enforceable against such Lender Parties in accordance with its terms.

        I have investigated such questions of law for the purpose of rendering this opinion as I have deemed necessary. I am an attorney admitted to practice in the State of California. I express no opinion as to matters under or involving the laws of any jurisdiction other than the laws of the State of California, United States federal law and the State of Delaware General Corporation Law, as such laws presently stand (the "Subject Laws"). I am not opining on, and I assume no responsibility as to, the applicability to or effect on any of the matters covered herein of the laws of any other jurisdiction. With regard to the opinions set forth in paragraphs 1 and 2, I note that certain Guarantors are incorporated in jurisdictions other than California and Delaware. To the extent my opinions in paragraphs 1 and 2 are governed by laws other than the laws of the State of California and the Delaware General Corporation Law, I have assumed that the laws of the State of California govern these matters. I express no opinion with respect to federal securities or state securities or "blue sky" laws or state or federal antifraud, antitrust or environmental laws. In addition, I am not expressing any opinion as to the effect of noncompliance by any Lender Party with any state or federal laws or regulations applicable to the transactions contemplated by the Credit Documents because of the nature of their respective businesses. I also assume that each Lender Party will act in good faith and in a commercially reasonable manner.

        For purposes of California usury laws, I have assumed, with your permission, that each of the Banks is a national, state or foreign bank.

        Based upon and subject to the foregoing and the limitations, qualifications and exceptions set forth below, I am of the opinion that:

        1.     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each Guarantor is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each Loan Party is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except where the failure so to qualify would not have a Material Adverse Effect. Each Loan Party has the corporate power and authority to own its property and to carry on its business as now being conducted. Each Loan Party has the corporate power and authority (a) to execute and deliver each Amendment Document to which it is a party and (b) to perform its obligations under each Credit Document to which it is a party and to carry out the transactions contemplated thereby.

        2.     The execution and delivery by each Loan Party of each Amendment Document to which it is a party, and the performance by each Loan Party of its obligations under each Credit Document to which it is a party, have been duly authorized and approved by all necessary corporate action. Neither the execution and delivery by any Loan Party of the Amendment Documents to which it is a party nor the consummation by any Loan Party of the transactions contemplated by the Credit Documents will breach, be in conflict with, or constitute a default under (a) any Loan Party's Certificate of Incorporation, Articles of Incorporation or Bylaws, as the case may be, (b) any contractual restriction (other than with respect to financial ratios or tests or any aspect of the financial condition or results of operation of any Loan Party as to which I express no opinion) contained in any agreement, indenture, instrument or other document that is material to the Company and its Subsidiaries considered as a whole, (c) any judgment, order, injunction or decree known to me, or (d) to my knowledge, any federal, California or Delaware General Corporation Law statute, rule or regulation (including usury laws).

        3.     No authorization, approval or other action by, and no notice to or filing with, any federal, California or Delaware governmental authority or regulatory body is required for the execution and delivery by any Loan Party of any Amendment Document or the performance by any Loan Party of any

2

Credit Document, except for routine filings that may be required after the date hereof to maintain good standing (corporate or otherwise) or to perfect Liens under the Security Agreement.

        4.     (a) Each Amendment Document has been duly executed and delivered by each Loan Party that is a party thereto, and each Credit Document constitutes the legal, valid and binding obligation of Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms.

          (b)   With respect to the enforceability of the choice of law to govern each of the Credit Documents, although there is no controlling precedent and the matter is not free from doubt, a California court or a federal court sitting in the State of California in a properly litigated action should respect the choice of Illinois law as the governing law and should apply Illinois law.

        5.     To my knowledge, other than as disclosed in the Company's financial statements, there are no outstanding judgments against the Company or any Subsidiary, and there is no action, suit or proceeding pending or threatened against the Company or any Subsidiary, which is reasonably likely to have a Material Adverse Effect.

        In rendering the opinions set forth above, I have assumed that the laws of the State of California would apply despite the selection of Illinois law as the governing law in the Credit Documents. In making the foregoing assumption, I do not intend to imply that a California court would not give effect to such selection of Illinois law.

        The opinions expressed herein are subject to the following qualifications and comments:

        A.    Each Credit Document is subject to the effect of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and (ii) the application of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

        B.    I express no opinion as to the effect of the laws of any jurisdiction (other than the Subject Laws) wherein any Bank may be located which limit rates of interest that may be charged or collected by such Bank.

        C.    Insofar as certain provisions of the Credit Documents may provide for indemnification, enforceability thereof may be limited by public policy considerations.

        D.    The provisions of the Credit Documents that permit any Lender Party to take action or make determinations, or to benefit from indemnities and similar undertakings of any Loan Party may be subject to a requirement that such actions be taken or such determinations by made, and any action or inaction by any Lender Party that may give rise to a request for payment under such an undertaking be taken or not taken, on a reasonable basis and in good faith.

        E.    I express no opinion as to (i) whether provisions of any Credit Document that relate to the subject matter jurisdiction of the federal or state courts of Illinois to adjudicate any controversy related to such Credit Document or the transactions contemplated thereby, (ii) any waiver of inconvenient forum set forth in any Credit Document, or (iii) any waiver of jury trial found in any Credit Document.

        F.     My opinions in paragraphs 2 and 3 above as to compliance with certain statutes, rules and regulations are based upon a review of those statutes, rules and regulations which, in my experience, are normally applicable to transactions of the type contemplated by the Credit Documents and statutes, rules and regulations applicable to corporations conducting businesses similar to those conducted by the Loan Parties.

        This opinion letter is rendered only to, and is solely for the benefit of, the Banks (and their respective successors and assigns) in connection with the transactions related to the Credit Documents

3

and may not be relied upon by such Persons for any other purpose, or by any other Person for any purpose, in each case without my prior written consent.

Very truly yours,
/s/ JANIS B. SALIN Janis B. Salin Vice President and General Counsel

Attachment: Exhibit A

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Exhibit A
Subsidiaries

Subsidiary	State Of Domicile
GeoTrans, Inc.	Virginia
Tetra Tech EM Inc.	Delaware
KCM, Inc.	Washington
SCM Consultants, Inc.	Washington
Whalen & Company, Inc.	Delaware
Tetra Tech NUS, Inc.	Delaware
MFG, Inc.	Delaware
Tetra Tech Canada Ltd.	Ontario
Tetra Tech Construction Services, Inc.	Colorado
Cosentini Associates, Inc.	New York
Evergreen Utility Contractors, Inc.	Washington
eXpert Wireless Solutions, Inc.	Delaware
FHC, Inc.	Oklahoma
Rizzo Associates, Inc.	Massachusetts
Tetra Tech RMC, Inc.	Delaware
Vertex Engineering Services, Inc.	Massachusetts
Western Utility Contractors, Inc.	Illinois
Sciences International, Inc.	Delaware
The Thomas Group of Companies, Inc.	Delaware
Hartman & Associates, Inc.	Florida
Ardaman & Associates, Inc.	Florida
Tetra Tech EC, Inc.	Delaware
Engineering Management Concepts, Inc.	California
Advanced Management Technology, Inc.	Virginia
Tetra Tech Consulting & Remediation, Inc.	Delaware

QuickLinks

  Exhibit 10.1
SECOND AMENDMENT
EXHIBIT A TO SECOND AMENDMENT FORM OF CONFIRMATION
SCHEDULE 1.1 PRICING SCHEDULE
SCHEDULE 2.1 BANKS AND PERCENTAGES
  Exhibit B
SECOND AMENDED AND RESTATED SECURITY AGREEMENT
W I T N E S S E T H
SCHEDULE I TO SECURITY AGREEMENT
CORPORATE INFORMATION [TO BE INSERTED]
SCHEDULE II TO SECURITY AGREEMENT
Tradenames [TO BE ATTACHED]
SCHEDULE III TO SECURITY AGREEMENT
Prior Legal Names